Exhibit 99.2

AT THE COMPANY	AT FTI CONSULTING
Marc S. Goldfarb Senior Vice President & General Counsel	Jennifer Milan / Daniel Haykin General Information
201-405-2454	212-850-5600

FOR IMMEDIATE RELEASE

KID BRANDS, INC. ANNOUNCES SALE OF RUSS AND APPLAUSE BRANDS

East Rutherford, N.J. — July 5, 2013 — Kid Brands, Inc. (NYSE: KID) today announced that, on June 30, 2013, the Company sold the “Russ” and “Applause” trademarks and trade names and associated goodwill, which assets were retained by the Company when it sold its gift business in late 2008.

The purchase price for the intellectual property (which has no value on the Company’s books) was $1.25 million, payable by promissory note (the “Note”) as follows: a $100,000 installment on the Note was paid on July 2, 2013, a payment of $650,000 is due July 31, 2013, and the remaining $500,000 is payable in specified installments over a four year period. The buyer is Larsen and Bowman Holdings Ltd., a Limited Corporation organized under the laws of British Columbia, and its obligations under the Note are secured by the intellectual property purchased. Other terms and conditions of the sale are disclosed in a Current Report on Form 8-K, to be filed by the Company today.

Kid Brands, Inc.

Kid Brands, Inc. and its subsidiaries are leaders in the design, development and distribution of infant and juvenile branded products. Its design-led products are primarily distributed through mass market, baby super stores, specialty, food, drug, independent and e-commerce retailers worldwide.

The Company’s current operating subsidiaries consist of: Kids Line, LLC; LaJobi, Inc; Sassy, Inc.; and CoCaLo, Inc. Through these wholly-owned subsidiaries, the Company designs, manufactures (through third parties) and markets branded infant and juvenile products in a number of complementary categories including, among others: infant bedding and related nursery accessories and décor and nursery appliances (Kids Line® and CoCaLo®); nursery furniture and related products (LaJobi®); and developmental toys and feeding, bath and baby care items with features that address the various stages of an infant’s early years, including the recently acquired Kokopax® line of baby gear products (Sassy®). In addition to the Company’s branded products, the Company also markets certain categories of products under various licenses, including Carter’s®, Disney®, Graco® and Serta®. Additional information about the Company is available at www.kidbrands.com.

Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions, and include, but are not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management and assumptions regarding our future performance, operating expenses, working capital needs, liquidity and capital requirements, business trends and competitiveness. Forward-looking statements include, but are not limited to, words such as “believe”, “plan”, “anticipate”, “estimate”, “project”, “may”, “planned”, “potential”, “should”, “will”, “would”, “could”, “might”, “possible”, “contemplate”, “continue”, “expect”, “intend”, “seek” or the negative of or other variations on these and other similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, are also forward-looking statements. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, those set forth under Part I, Item 1A, Risk Factors, of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC. Forward-looking statements are also based on economic and market factors and the industry in which we do business, among other things. These statements are not guarantees of future performance. Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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